Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2025 by and among Local Bounti Corporation, a Delaware corporation (the “Company”), and each of the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, the Investors, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (a) shares (the “Common Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) and (b) shares (the “Series A Preferred Shares”) of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” or the “Preferred Shares” and, together with the Common Shares, the “Securities”), in each case, as set forth in Exhibit A hereto.

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver an Investor Rights Agreement, in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which the Company will agree to provide certain rights to the Investors.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“2025 Annual Meeting” has the meaning set forth in Section 6.2.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“BHCA” has the meaning set forth in Section 4.36.

“Business Day” means a day, (a) other than a Saturday or Sunday and (b) a day that is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions in such state are authorized or required by law to close.

“Cargill” means Cargill, Incorporated, a Delaware corporation.

“CCPA” has the meaning set forth in Section 4.38.

“Certificate of Designation” means the Series A Certificate of Designations.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Confidential Data” has the meaning set forth in Section 4.37.

“Control” (including the terms “controlling,” “controlled by,” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the Series A Conversion Shares, in accordance with the terms set forth in the Certificate of Designation.

“Credit Agreement” means the Credit Agreement dated as of September 3, 2021 (as amended by the Restructuring Agreement, and as further amended, restated, supplemented or otherwise modified from time to time) between Opco and certain subsidiaries thereof, as borrowers, and the Senior Lender, as lender.

“Delaware Courts” has the meaning set forth in Section 10.11.

“Disqualification Event” has the meaning set forth in Section 4.31.

“EDGAR System” has the meaning set forth in Section 4.7.

“Environmental Laws” has the meaning set forth in Section 4.17.

“Evaluation Date” has the meaning set forth in Section 4.28.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Family or Estate-Planning Transfer” means a transfer of Securities to (a) a Related Person of the transferring Investor Real Party in Interest, (b) a trust under which the distribution of Securities may be made only to Related Persons of the transferring Investor Real Party in Interest, (c) a corporation, the stockholders of which are only Related Persons of the transferring Investor Real Party in Interest, (d) a partnership or limited liability company, the partners or members of which are only Related Persons of the transferring Investor Real Party in Interest, (e) a foundation under the terms of the estate plan (will and/or revocable trust) of an Investor Real Party in Interest or (f) by will or by the laws of intestate succession, to the executors, administrators, testamentary trustees, legatees or beneficiaries of the Investor Real Party In Interest.

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“Family or Estate-Planning Transferee” shall mean a recipient of a Family or Estate-Planning Transfer.

“Federal Reserve” has the meaning set forth in Section 4.36.

“Form 8-K” has the meaning set forth in Section 10.7.

“GAAP” has the meaning set forth in Section 4.19.

“GDPR” has the meaning set forth in Section 4.38.

“HIPAA” has the meaning set forth in Section 4.37.

“Indemnified Party” has the meaning set forth in Section 9.2.

“Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, trade names, copyrights, trade secrets, licenses, domain names, information and proprietary rights and processes, and all other intellectual property rights in any jurisdiction.

“Intellectual Property Rights” has the meaning set forth in Section 4.16.

“Investor Real Party in Interest” means a natural person determined as follows: (i) if the Investor is a natural person, the Investor, (ii) if the Investor is a trust, the natural person(s) who created or funded such trust, directly or indirectly, or (iii) if the Investor is an entity, the natural person(s) who, directly or indirectly, controls such entity.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Investors” has the meaning set forth in the Preamble.

“IT Systems” has the meaning set forth in Section 4.37.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Period” has the meaning set forth in Section 7.

“Material Adverse Effect” means a circumstance that would have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business, prospects or properties of the Company, (b) the legality or enforceability of any of the Transaction Documents or (c) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company as compared to companies in the Company’s industry; (ii) any change in the Company’s stock price or trading volume (provided that the underlying cause of such change is not exempt from constituting a Material Adverse Effect, or being taken into account in determining whether a Material Adverse Effect has occurred); or (iii) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Investor or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or the Investor Rights Agreement.

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“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company and has been or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“NYSE” means the New York Stock Exchange.

“OFAC” has the meaning set forth in Section 4.26.

“Opco” means Local Bounti Operating Company LLC, a Delaware limited liability company.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Personal Data” has the meaning set forth in Section 4.37.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” means the Series A Preferred Stock.

“Privacy Laws” has the meaning set forth in Section 4.38.

“Process” has the meaning set forth in Section 4.38.

“Processing” has the meaning set forth in Section 4.38.

“Regulation D” has the meaning set forth in the Recitals.

“Related Person” means the spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) of an Investor Real Party in Interest and the spouses of each such person.

“Required Investors” means the holders of a two thirds (2/3) in interest of the Securities based on the initial Subscription Amounts (including, for the avoidance of doubt, the Preferred Shares), for so long as such shares remain “Registrable Securities” under the Investor Rights Agreement.

“Restructuring Agreement” means the Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement of even date herewith among the Company, Opco, certain subsidiaries of Opco, the Senior Lender, and the other parties thereto.

“Sale Event” has the meaning set forth in Section 7.

“Schedule of Investors” has the meaning set forth in Section 2.

“SEC” has the meaning set forth in the Recitals.

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“SEC Filings” means the Company’s filings pursuant to the Exchange Act since December 31, 2021.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Senior Lender” means Cargill Financial Services International, Inc., a Delaware corporation.

“Series A Certificate of Designations” means the Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, in the form attached hereto as Exhibit C, setting forth the rights, preferences and privileges of the Series A Preferred Stock.

“Series A Conversion Shares” means the shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Shares.

“Series A Preferred Stock” means the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company, having the rights, preferences and privileges specified in the Series A Certificate of Designations, which will be convertible into Series A Conversion Shares in accordance with the terms set forth in the Series A Certificate of Designations.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” means receipt of the stockholder approval required by the applicable rules and regulations of the NYSE (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (a) for a change of control and (b) the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date without regard to any restrictions or limitations set forth under the Certificate of Designations.

“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Common Shares and Preferred Shares purchased hereunder as specified opposite such Investor’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price.”

“Subsidiary” means any subsidiary of the Company.

“Support Agreements” has the meaning set forth in Section 3.4(j).

“Trading Day” means a day on which the NYSE is open for trading.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Support Agreements and the Investor Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 6.4.

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2. Purchase and Sale of the Securities. On the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Investors, and the Investors will purchase, severally and not jointly, (a) the number of shares of Common Stock set forth opposite the name of such Investor under the heading “Number of Common Shares to be Purchased” on Exhibit A attached hereto (the “Schedule of Investors”) in exchange for consideration equal to $2.00 per Common Share, and (b) the number of shares of Series A Preferred Stock set forth opposite the name of such Investor under the heading “Number of Series A Preferred Shares to be Purchased” on the Schedule of Investors in exchange for consideration equal to $2.00 per Series A Preferred Share.

3. Closing.

3.1 The closing (the “Closing”) of the purchase and sale of the Securities pursuant to this Agreement shall occur simultaneously with the execution and delivery of this Agreement, remotely by electronic exchange of signatures and all documentation required herein. The date on which the Closing occurs is referred to as the “Closing Date.”

3.2 On the Closing Date, each Investor shall deliver or cause to be delivered to the Company (a) the Subscription Amount by wire or other electronic transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to the Investors, or by any combination of such methods and (b) a duly executed copy of the Investor Rights Agreement.

3.3 As of the Closing Date, all fees and expenses of the Company and the Investors, including fees of legal counsel and financial advisors, shall have been paid by the respective incurring party as of the Closing Date.

3.4 At or before the Closing, the Company shall deliver or cause to be delivered to each Investor:

(a) the Company shall have adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware;

(b) a number of Common Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), in the amount set forth opposite the name of such Investor under the heading “Number of Common Shares to be Purchased” in the Schedule of Investors, with such Common Shares to be issued in book-entry form with the Transfer Agent;

(c) a number of Preferred Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), in the amount set forth opposite the name of such Investor under the heading “Number of Preferred Shares to be Purchased” in the Schedule of Investors, with such Preferred Shares to be issued in book-entry form with the Transfer Agent;

(d) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, at the Closing, the number of Common Shares and Preferred Shares to be purchased by such Investor pursuant to this Agreement in accordance with Section 2, registered in the name of such Investor, in book-entry form;

(e) if requested by an Investor, evidence of the issuance of the Securities to be purchased by such Investor pursuant to this Agreement from the Transfer Agent;

(f) a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f) have been fulfilled;

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(g) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the Company’s Certificate of Incorporation, as amended to date; (ii) the Company’s Bylaws; (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Documents and the transactions contemplated thereby;

(h) a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date;

(i) a legal opinion of Orrick, Herrington & Sutcliffe LLP, in a form reasonably acceptable to the Investors, dated as of the Closing Date, executed by such counsel and delivered to the Investors;

(j) the Investor Rights Agreement, executed by a duly authorized officer of the Company;

(k) support agreements with respect to the Stockholder Approval, in the form attached hereto as Exhibit D (the “Support Agreements”), from each of Craig Hurlbert, Travis Joyner, Kathleen Valiasek and Charles R. Schwab, and their respective Affiliates; and

(l) the Restructuring Agreement and the Credit Agreement, as amended thereby, each of which shall be in full force and effect substantially concurrently with the Closing.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that the statements contained in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Subsidiaries. All of the material Subsidiaries of the Company are set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

4.2 Organization, Good Standing and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

4.3 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the Transaction Documents; (b) the authorization of the performance of all obligations of the Company hereunder or thereunder; and (c) the authorization, issuance and delivery of the Common Shares and the

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Preferred Shares (except for, with respect to Preferred Shares, the Stockholder Approval). Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.4 Capitalization. As of September 30, 2024, the capitalization of the Company was in all material respects as set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended September 30, 2024. Since September 30, 2024, no steps have been taken by the Company to authorize or effect any amendment or other modification to the authorized capital stock of the Company other than the adoption of the Certificate of Designations. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Since September 30, 2024, the Company has not issued any capital stock, other than pursuant to the exercise of warrants outstanding as of such date or the exercise of employee stock options or settlement of restricted stock units under the Company’s equity incentive plans. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company or any Subsidiary of any securities of the Company or any Subsidiary, including without limitation, the Common Shares and the Preferred Shares. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the Company’s SEC Filings. Except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Investor Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Securities hereunder will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any other Person (other than the Investors) or result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.5 Valid Issuance. The Common Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Preferred Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Conversion Shares have been duly and validly authorized and reserved for issuance and, upon conversion of the Preferred Shares into Conversion Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

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4.6 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws and the rules and regulations of the NYSE; (b) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods; (c) filing of the Certificate of Designations; (d) the Stockholder Approval; and (e) the registration statement required to be filed by the Investor Rights Agreement. The Company has taken all action necessary to exempt (a) the issuance and sale of the Securities and (b) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Common Shares and Preferred Shares and the ownership, disposition or voting of the Common Shares or Preferred Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

4.7 Delivery of SEC Filings. True and complete copies of the SEC Filings have been made available by the Company to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”) (other than any information for which the Company has received confidential treatment from the SEC).

4.8 No Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Filings or as set forth specifically in a subsequent SEC Filing: (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (c) the Company has not altered its method of accounting; (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

4.9 SEC Filings. Since December 31, 2021, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. At the time of filing thereof, such SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Stockholder Approval, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not have or reasonably be expected to result in a Material Adverse Effect. This Section 4.10 does not relate to matters with respect to tax status, which are the subject of Section 4.12, intellectual property, which are the subject of Section 4.16, and environmental laws, which are the subject of Section 4.17.

4.11 Compliance. The Company is not (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (b) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (c) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except with regard to clause (c) as would not have or result in a Material Adverse Effect.

4.12 Tax Matters. The Company has timely filed all tax returns required to have been filed by the Company with all appropriate governmental agencies (subject to extensions permitted under law) and have paid all taxes shown thereon or otherwise owed by them (whether or not shown on any tax returns). The Company has (a) collected or withheld all material taxes required to be collected or withheld by applicable laws from employee, shareholders or other third parties and have timely paid and have timely paid over such withheld amount to the appropriate government agency; and (b) made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.19 below in respect of all federal, state and local and non-United States income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect on the financial position of the Company. There are no material tax liens on any assets or property of the Company, and there are no material tax claims pending or, to the Company’s Knowledge, threatened against the Company or any of its material assets or property.

4.13 Title to Properties. The Company and the Subsidiaries have good and marketable title to all real properties and all other tangible properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not have a Material Adverse Effect; and the Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and with no exceptions, except such as would not have a Material Adverse Effect.

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4.14 Certificates, Authorities and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses, except where failure to so possess would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would have a Material Adverse Effect.

4.15 Labor Matters. No labor dispute exists or, to Company’s Knowledge, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.16 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Filings as necessary or required for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not have or reasonably be expected to not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Filings, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Intellectual Property Rights have not been adjusted by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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4.17 Environmental Matters. Neither the Company or any Subsidiary is in material violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, and has not received any written notice or claim that the Company or any Subsidiary is not in compliance with any Environmental Law or that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim. To the Company’s Knowledge, the Company has no material liability under any Environmental Law.

4.18 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, charges, claims, complaints, audits, inquiries or proceedings pending or, to the Company’s Knowledge, threatened to which the Company or any Subsidiary is or may reasonably be expected to become a party or to which any property of the Company or any Subsidiary is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would have or would reasonably be expected to have Material Adverse Effect. There are no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

4.19 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would have a Material Adverse Effect.

4.20 Compliance with NYSE Continued Listing Requirements. Other than as set forth in the SEC Filings, the Company is in compliance with applicable NYSE continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from the NYSE. The Company is not aware of any circumstances that would cause the Common Shares and the Conversion Shares (subject to the receipt of the Stockholder Approval) being issued hereunder to not be approved for listing by the NYSE.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s Knowledge, an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

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4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (a) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or (b) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

4.24 Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

4.25 Foreign Corrupt Practices. Neither the Company nor its Subsidiaries nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its Subsidiaries has on behalf of the Company or its Subsidiaries, as applicable: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature; or (f) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.26 Office of Foreign Assets Control and Export Control Laws. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department.

4.27 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.28 Internal Controls. Except as disclosed in the SEC Filings, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with

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management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

4.29 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30 Manipulation of Price. The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.31 Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s Knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

4.32 Shell Company Status. The Company was previously an issuer identified in Securities Act Rule 144(i)(1). The Company confirms that: (a) effective November 24, 2021, it ceased to be an issuer identified in Securities Act Rule 144(i)(1); (b) it has not been an issuer identified in Securities Act Rule 144(i)(1) between November 24, 2021 and the date of this Agreement; (c) it is subject to the reporting requirements of Section 13 of the Exchange Act; (d) it has filed all reports and other materials required to be filed by Section 13 of the Exchange Act between November 24, 2021 and the date of this Agreement; and (e) on November 24, 2021, it filed current “Form 10 information”, as defined in Securities Act Rule 144(i)(3), with the SEC, which reflects that it is not an issuer identified in Securities Act Rule 144(i)(1).

4.33 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Credit Agreement and the Restructuring Agreement, all of which will be disclosed in the Form 8-K, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors with any information that it believes constitutes or would reasonably be deemed to constitute material, non-public information that will not otherwise be disclosed in the SEC Filings on or prior to the Closing Date. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

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4.34 Insurance Coverage. The Company and the Subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Other than customary end of policy notifications from insurance carriers, since January 1, 2024, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

4.35 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.36 Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

4.37 Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to the Company’s Knowledge are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number,

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bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, reasonably allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all times since November 24, 2021 were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing, privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

4.38 Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all times since November 24, 2021 were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act (“CCPA”), the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the United Kingdom GDPR (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company further certifies that, except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any of its Subsidiaries: (i) has received written notice of any material actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.

4.39 No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Securities on terms more favorable to such Investor than as set forth herein.

5. Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is either an individual or a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Common Shares and/or the Preferred Shares, as applicable, pursuant to this Agreement.

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5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3 Purchase Entirely for Own Account. The Common Shares and/or the Preferred Shares, as applicable, to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Common Shares and/or Preferred Shares, as applicable, in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Common Shares and/or the Preferred Shares, as applicable, for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Common Shares and/or the Preferred Shares, as applicable, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Access to Information. Such Investor or its advisor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges the availability of the SEC Filings on the Edgar System. Based on the information such Investor or its advisor has deemed appropriate, it or its advisor has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Common Shares and/or the Preferred Shares, as applicable, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor or its advisor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

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5.6 Restricted Securities. Such Investor understands that the Common Shares and/or the Preferred Shares, as applicable, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Common Shares and/or the Preferred Shares may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (A) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED; (B) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144; OR (C) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance or sale of the Common Shares and/or the Preferred Shares, certificates evidencing the same may bear the legend required by such state authority.

5.8 Accredited Investor. At the time such Investor was offered the Securities, it was and, as of the date hereof, such Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Such investor is a sophisticated institutional investor with sufficient knowledge, sophistication and experience in business, including transactions involving private placements in public equity, to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (a) are fully consistent with its financial needs, objectives and condition, and (ii) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities. Each Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c).

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

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5.11 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. The Investor, its Affiliates and authorized representatives and advisors who are aware of the transactions contemplated hereby, maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12 No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.13 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational documents of such Investor; (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party; or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Investor to perform its obligations hereunder.

5.14 Residency. Such Investor is a resident of or an entity domiciled under the jurisdiction specified below its address on the Schedule of Investors.

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

6. Covenants and Agreements of the Company.

6.1 NYSE Listing. The Company has filed a supplemental listing application with the NYSE for the listing of the Common Shares, a copy of which notification form shall have been made available to the Investors upon request, and is not aware of any circumstance that would cause such shares of Common Stock to be not approved for listing. Upon receipt of the Stockholder Approval, the Company will file a supplemental listing application with the NYSE for the listing of the Conversion Shares (assuming the shares of Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations and assuming the receipt of the Stockholder Approval and authorization of such Common Stock to be issued in full), to the extent the Company then has authority under its

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certificate of incorporation to issue such shares of Common Stock, a copy of which notification form shall be made available to the Investors upon request, and is not aware of any circumstance that would cause such shares of Common Stock to be not approved for listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock and the Conversion Shares, as applicable, on the New York Stock Exchange and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

6.2 Stockholder Approval. The Company will use reasonable best efforts to obtain and effect the Stockholder Approval at the Company’s 2025 Annual Stockholder Meeting (the “2025 Annual Meeting”), which shall be held no later than June 11, 2025, and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter. If, despite the Company’s reasonable best efforts, Stockholder Approval is not effected at the 2025 Annual Meeting, the Company shall cause an additional stockholder meeting to be held every six months thereafter, and shall use reasonable best efforts to obtain and effect the Stockholder Approval at each such meeting, including at a minimum engaging a national-standing proxy solicitation firm to assist in soliciting the requisite votes, and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter at each such meeting, until all of the Preferred Shares have been redeemed or the Stockholder Approval is obtained.

6.3 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such commercially reasonable actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

6.4 Removal of Legends. In connection with any sale, assignment, transfer or other disposition of the Common Shares or the Conversion Shares, as applicable, by an Investor pursuant to Rule 144, pursuant to any other exemption under the Securities Act or pursuant to sale under an effective registration statement such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Section 6.4, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book-entry account holding such Common Shares or Conversion Shares, as applicable, and make a new, unlegended entry for such book-entry Common Shares or Conversion Shares, as applicable, sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from the Investor, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Common Shares or Conversion Shares, as applicable, (a) have been sold or transferred pursuant to an effective registration statement; (b) have been sold pursuant to Rule 144; or (c) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall within three (3) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above (i) (a) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book-entry Common Shares or Conversion Shares, as applicable, and (b) use reasonably best efforts to cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act or (ii) promptly deliver, or cause to be delivered, at the request of an Investor, such Common Shares or Conversion Shares via DWAC transfer to such Investor’s account. From and after the earlier of such dates, upon an Investor’s

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written request, the Company shall promptly cause certificates or book entries evidencing the Investor’s Common Shares or Conversion Shares, as applicable, to be replaced with certificates or book entries, as the case may be, which do not bear such restrictive legends, provided the provisions of either clauses (a), (b) or (c) above, as applicable, are satisfied with respect to such Common Shares or Conversion Shares, as applicable. The Company shall be responsible for the fees of its Transfer Agent associated with such issuance.

6.5 Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (a) after the transactions contemplated by this Agreement are first publicly announced or (b) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Common Shares and Preferred Shares. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.6 Fees. The Company shall be responsible for the payment of any financial advisory fees, legal counsel fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby.

6.7 Increase to 2021 Equity Incentive Plan. The Company shall take all actions necessary to increase the number of shares available to be granted to service providers under its 2021 Equity Incentive Plan to 8% of the fully diluted capitalization of the Company (after taking into effect the transactions contemplated by this Agreement), subject to stockholder approval of such an increase at the 2025 Annual Meeting.

6.8 Permitted Transfers. Subject to the terms of this Agreement and the Investor Rights Agreement, Investors shall be permitted to effect Family or Estate-Planning Transfers solely for estate planning purposes without the consent of the Company.

7. Lock-Up. Each Investor agrees that, from the date hereof until the date that is 180 days from the Closing Date (the “Lock-Up Period”), it will not, without the prior written consent of the Company, (a) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any of the Securities; (b) enter into a transaction that would have the same effect as described in clause (a) above; (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any of the Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (each of (a), (b) and (c) above, a “Sale Event”) or (d) publicly disclose the intention to enter into any Sale Event. In each case of clauses (a) through (d), each Investor shall be permitted to transfer, without the consent of the Company, Securities (i) in the case of any Investor that is not an individual, to any Affiliate of such Investor (including existing affiliated investment funds or vehicles that at all times remain Affiliates), (ii) in the conversion of the Preferred Shares into Common Stock, (iii) to a Family or Estate-Planning Transferee, and (iv) via transfers of the Securities pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company which is approved by the Company’s Board of Directors

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(including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, such Investor’s Securities shall remain subject to the terms of this Section 7. For the avoidance of doubt, this Section 7 shall not have any impact on any shares of capital stock of the Company, including shares of Common Stock, that such Investors hold as of the date hereof, or that such Investors acquire during the Lock-Up Period in open market transactions, and the limitations in this Section 7 solely relate to the Securities.

8. Conditions of Closing.

8.1 Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at such Closing, and to purchase and pay for the Securities being purchased by it at such Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing by such Investor of the following conditions precedent:

(a) the representations and warranties of the Company contained herein shall be true and correct as of that date hereof and on and as of such Closing Date with the same force and effect as though made on and as of such Closing Date (it being understood and agreed by each Investor that for purposes of this Section 8.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date);

(b) the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to such Closing Date;

(c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no such prohibition shall have been threatened in writing;

(d) the Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities;

(e) the Company shall have taken the actions and delivered the documents required under Section 3.4; and

(f) the listing and trading of the Common Stock on the NYSE shall not have been suspended, nor shall any suspension have been threatened either (i) in writing by the SEC or the NYSE or (ii) by falling below the minimum listing maintenance requirements of the NYSE, and the Company shall have filed a supplemental listing application with the NYSE for the listing of the Common Shares and is not aware of any circumstance that would cause such shares of Common Stock to be not approved for listing.

8.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at such Closing, and to issue and sell to each Investor the Common Stock to be purchased by it at such Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

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(a) the representations and warranties contained herein of each Investor shall be true and correct on and as of such Closing Date, with the same force and effect as though made on and as of such Closing Date;

(b) each Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to such Closing Date;

(c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no such prohibition shall have been threatened in writing; and

(d) each Investor shall have taken the actions and delivered the documents required under Section 3.2.

9. Survival and Indemnification.

9.1 Survival. The representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. The terms of Section 6.1, Section 6.2, Section 6.3 and Section 6.5 shall survive until such time as no Investor holds any Registrable Securities (as such term is defined in the Investor Rights Agreement).

9.2 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Investors, the officers, directors, partners, members, managers, trustees, employees and agents and other representatives, successors and assigns of each Investor, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, provided that such consent shall not be unreasonably withheld, conditioned, or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (a) the failure of such Indemnified Party (or its related parties) to comply with the covenants and agreements contained herein, or (b) the inaccuracy of any representations made by such Indemnified Party (or its related parties) herein.

9.3 Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the

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Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Company. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Company and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Company or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Company, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, the Company shall not settle any indemnified claim without the written consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

10. Miscellaneous.

10.1 Successors and Assigns. This Agreement may not be assigned by an Investor party hereto without the prior written consent of the Company or by the Company without the prior written consent of all of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Shares,” “Preferred Shares,” and/or “Conversion Shares” shall be deemed to refer to the securities received by the Investors in exchange therefor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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10.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid); (b) sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the first Business Day following such transmission; or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Company:

Local Bounti Corporation

490 Foley Lane

Hamilton, MT 59840

Attention: Kathleen Valiasek

E-mail:

With a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street, Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan

E-mail:

If to U.S. Bounti, LLC:

to the address set forth on the signature pages hereto with a copy (which will not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017-3852

Attention: Todd Kornfeld

E-mail:

and

CHS Management Group, LLC

PO Box 2226

Palm Beach, FL 33480

Attention: Rebecca E. Renzas

E-mail:

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If to Charles R. Schwab, Jr, to the address set forth on the signature pages hereto.

10.5 Expenses. Other than as set forth in Section 6.6, the parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Common Shares, Preferred Shares, or Conversion Shares, purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Common Shares, Preferred Shares, or Conversion Shares and the Company. For the avoidance of doubt, any provision herein requiring the calculation of the number of Securities as of any date, or the computation of a percentage of Securities, shall be deemed to refer to (a) the number of Common Shares, Preferred Shares and Conversion Shares constituting Securities as of such date, and (b) in the case of Preferred Shares, to the number of Conversion Shares into which the Preferred Shares may be converted.

10.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or any of the Investors without the prior written consent of the Company (in the case of a release or announcement by the Investors) or the Required Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the Exchange Act). No later than 5:30 p.m. (New York City time) on the fourth Business Day following the date of this Agreement, the Company will file a Current Report on Form 8-K disclosing all material terms of transactions contemplated by this Agreement and the Credit Agreement and attaching copies of the Transaction Documents (the “Form 8-K”).

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

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10.9 Entire Agreement. This Agreement, including the signature pages, exhibits and schedules thereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and representations, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement (including all matters concerning the construction, validity, enforcement and interpretation hereof) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware (together, the “Delaware Courts”) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any Delaware Court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any Delaware Court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.13 Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a

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particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	LOCAL BOUNTI CORPORATION

	By:	/s/ Craig Hurlbert
	Name:	Craig Hurlbert
	Title:	Chief Executive Officer

[Remainder of page intentionally left blank.

Signature pages for Investors follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:
Name:
Title:

Investor Information

Entity Name:

Address for Notices:

Contact Person:

Telephone:

Email:

Correspondence Address Only
(if different from address for notices):

Tax ID #:

Name in which Securities should be issued:

.

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EXHIBIT A

SCHEDULE OF INVESTORS

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

EXHIBIT C

FORM OF SERIES A CERTIFICATE OF DESIGNATIONS

EXHIBIT D

FORM OF SUPPORT AGREEMENT